Exhibit 99.1

Viveve Announces the Launch of its New Investor Relations Website

and Engages Investor Relations Firm

The New IR Website Offers Investors Quick Access to Important Information While Maximizing Corporate Transparency

SUNNYVALE, California.—September 26, 2014 – Viveve Medical, Inc. (PLCSF) (“Viveve”), the parent company to Viveve, Inc., a company focused on women’s health, unveiled its new Investor Relations website. The site, http://ir.viveve.com, incorporates numerous features to make browsing for investment information a much faster and informative experience for the Company’s current and potential investors.

The new Investor Relations section features immediate posting of the Company’s press releases, as well as the automated posting of SEC filings, XBRL data, Insider Section 16 filings and detailed annual, as well as quarterly financial statements. Stock information data such as quotes, charts and historical prices are updated on demand with a 20-minute delay and the Company’s financial tear sheet is updated daily after the market close. There is also an IR calendar featuring upcoming events, conference calls, investor presentations, CEO interviews and media coverage, as well as corporate videos and an up-to-date frequently asked question section.

Patricia Scheller, Viveve’s Chief Executive Officer said, “A significant part of our mission is presenting current and potential investors with the information they want in the quickest and most organized way. We believe our new IR website advances this goal by presenting our investor information in an attractive and easy-to-access format.”

Scott Durbin, Viveve’s Chief Financial Officer continued, “A priority for the IR website is to maximize corporate transparency for the benefit of our investors and we are confident that the new IR website succeeds in providing this transparency. Furthermore, the IR website allows us to archive an extensive range of corporate materials and information that can be easily searched and accessed by an investor at any time.”

Viveve engaged Equisolve, Inc. to design, develop and provide ongoing management for the new IR website. Equisolve is the leading company delivering cutting edge communications solutions for public companies by integrating the company’s corporate website and IR website on a single platform.

Viveve also announced the engagement of Booke and Company a leading independent New York IR Firm.

Make sure you are first to receive timely information on Viveve when it hits the newswire. Sign up for Viveve’s email news alert system today at: http://ir.viveve.com.

About Viveve

Viveve, Inc. is a women’s health company passionately committed to advancing new solutions to improve women’s overall well-being and quality of life. The company’s lead product, the Viveve® System, is a non-surgical, non-ablative medical device that remodels collagen and restores tissue. The Viveve System treats the condition of vaginal laxity, which is the result of the over-stretching of tissue during childbirth, which can result in a decrease in sexual function and physical sensation. Physician surveys indicate that vaginal laxity is the number one post-delivery physical change for women, being more prevalent than weight gain, urinary incontinence or stretch marks. The Viveve Treatment uses patented, reverse-thermal gradient radiofrequency technology to tighten the tissues of the vaginal introitus (opening) and requires only a 30-minute out-patient treatment in a physician’s office. The Viveve System has received regulatory approval in Europe, Canada and Hong Kong and is available through physician import license in Japan. The company is currently working on receiving a 510K indication in the U.S.

Safe Harbor Statement

All statements in this press release that are not based on historical fact are “forward looking statements”. While management has based any forward looking statements included in this press release on its current expectations, the information on which such expectations were based may change. These forward looking statements rely on a number of assumptions concerning future events and are subject to a number of risks, uncertainties and other factors, many of which are outside of our control, which could cause actual results to materially differ from such statements. Such risks, uncertainties, and other factors include, but are not limited to, the fluctuation of global economic conditions, the performance of management and our employees, our ability to obtain financing, competition, general economic conditions and other factors that are to be detailed in our periodic and current reports available for review at www.sec.gov. Furthermore, we operate in a highly competitive and rapidly changing environment where new and unanticipated risks may arise. Accordingly, investors should not place any reliance on forward-looking statements as a prediction of actual results. We disclaim any intention to, and undertake no obligation to, update or revise forward-looking statements to reflect events or circumstances that subsequently occur or of which we hereafter become aware.

Viveve is a trademark of Viveve, Inc.

Contact:

Investor Relations

Booke and Company Inc.

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New York, NY 10016

212-490-9095

admin@bookeandco.com